                                                                   Exhibit 3(i)



                          [SEAL OF STATE OF FLORIDA]

                          FLORIDA DEPARTMENT OF STATE
                               Katherine Harris
                              Secretary of State

January 8, 1999

Jennifer Riddle
220 South Franklin Street
Tampa, FL 33602



The Articles of Incorporation for SPLIT SECOND TRADING, INC. were filed on January 7, 1999, effective January 6, 1999 and assigned document number P99000002211. Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.



Alan Crum, Document Specialist
New Filing Section                                  Letter Number: 599A00000966


     Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

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                                 [CERTIFICATE]
                                STATE OF FLORIDA
                                     [Seal]
                              DEPARTMENT OF STATE



I certify the attached is a true and correct copy of the Articles of Incorporation of SPLIT SECOND TRADING, INC., a Florida corporation, filed on January 7, 1999 effective January 6, 1999, as shown by the records of this office.

The document number of this corporation is P99000002211.























                                               Given under my hand and the
                                           Great Seal of the State of Florida
                                          at Tallahassee, the Capitol, this the
                                               Eighth day of January, 1999





                                                  /s/ Katherine Harris
                                                  --------------------
[GREAT SEAL OF THE STATE OF FLORIDA]                Katherine Harris
            CR2E022 (1-99)                         Secretary of State

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                           ARTICLES OF INCORPORATION
                                      OF
                          SPLIT SECOND TRADING, INC.



         The undersigned, acting as incorporator of the captioned corporation under the Florida Business Corporation Act, adopts the following Articles of
Incorporation:





                                   ARTICLE I
                                   ---------

                      Corporate Name and Principal Office
                      -----------------------------------


         The name of this corporation is SPLIT SECOND TRADING, INC. and its principal office and mailing address is 10008 North Dale Mabry Highway, #113, Tampa, Florida 33618





                                   ARTICLE II
                                   ----------

                      Commencement of Corporate Existence
                      -----------------------------------


         The corporation shall come into existence on January 6, 1999.





                                  ARTICLE III
                                  -----------

                          General Nature of Business
                          --------------------------


         The corporation may transact any lawful business for which corporations may be incorporated under Florida law.


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                                  ARTICLE IV
                                  ----------

                                 Capital Stock
                                 -------------


         The aggregate number of shares of stock authorized to be issued by this corporation shall be 50,000,000 shares of common stock, each with a par value of $.001. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the corporation upon liquidation or dissolution.





                                   ARTICLE V
                                   ---------

                      Initial Registered Office and Agent
                      -----------------------------------


         The street address of the initial registered office of the corporation shall be 220 South Franklin Street, Tampa, Florida 33602, and the initial registered agent of the corporation at such address is John N. Giordano.





                                  ARTICLE VI
                                  ----------

                                 Incorporator
                                 ------------


         The name and address of the corporation's incorporator is:

         Name                                Address
         ----                                -------

         Jennifer Riddle                     220 South Franklin Street
                                             Tampa, Florida 33602




                                      -2-
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                                  ARTICLE VII
                                  -----------

                                    By-Laws
                                    -------


         The power to adopt, alter, amend or repeal by-laws of this corporation shall be vested in its shareholders and separately in its Board of Directors, as prescribed by the by-laws of the corporation.





                                 ARTICLE VIII
                                 ------------

                                Indemnification
                                ---------------


         If the criteria set forth in SS 607.0850(1) or (2), Florida Statutes, as then in effect, have been met, then the corporation shall indemnify any director, officer, employee or agent thereof, whether current or former, together with his or her personal representatives, devisees or heirs, in the manner and to the extent contemplated by SS 607.0850, as then in effect, or by any successor law thereto.

         IN WITNESS WHEREOF, the undersigned has executed these Articles this 4th day of January 1999.



                                             /s/ Jennifer Riddle
                                             ---------------------------------
                                                 Jennifer Riddle








                                      -3-

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                            CERTIFICATE DESIGNATING
                               REGISTERED AGENT
                            -----------------------


         Pursuant to the provisions of SS 48.091 and 607.0501, Florida Statutes, SPLIT SECOND TRADING, INC., desiring to organize under the laws of the State of Florida, hereby designates John N. Giordano, an individual resident of the State of Florida, as its Registered Agent for the purpose of accepting service of process within such State and designates 220 South Franklin Street, Tampa, Florida 33602, the business office of its Registered Agent, as its Registered Office.

                                        SPLIT SECOND TRADING, INC.



                                        By: /s/ Jennifer Riddle
                                           -------------------------------------
                                                Jennifer Riddle, Incorporator






                                ACKNOWLEDGEMENT
                                --------------


         I hereby accept my appointment as Registered Agent of the above named corporation, acknowledge that I am familiar with and accept the obligations imposed by Florida law upon that position, and agree to act as such in accordance with the provisions of SS 48.091 and 607.0505, Florida Statutes.




                                        By: /s/ John N. Giordano
                                           -------------------------------------
                                                John N. Giordano